Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Voice Diary Inc. on Form S-8 of our report dated April 14, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the substantial doubt about Voice Diary Inc.'s ability to continue as a going concern) appearing in the Annual Report on Form 10-KSB of Voice Diary Inc. for the year ended December 31, 2003.

Brightman Almagor & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu
July 19, 2004